As filed with the Securities and Exchange Commission on February 16, 2007

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WELLCARE HEALTH PLANS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	47-0937650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8735 Henderson Road
Tampa, Florida 33634
(Address of Principal Executive Offices)

WELLCARE HEALTH PLANS, INC. 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

Thaddeus Bereday
Senior Vice President and General Counsel
WellCare Health Plans, Inc.
8735 Henderson Road
Tampa, Florida 33634
(Name and address of agent for service)

(813) 290-6200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of shares to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	1,200,000 shares (2)	$76.40(3)	$91,680,000(3)	$9,809.76(3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)
Represents 1,200,000 shares issuable upon the exercise of stock options, stock appreciation rights, restricted stock or units, performance shares or units and other stock-based awards granted or to be granted under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan.

(3)
Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s common stock on the New York Stock Exchange on February 14, 2007.

Explanatory Note

Shares to be Registered

This Registration Statement is intended to register a total of 1,200,000 additional shares of common stock to be issued by WellCare Health Plans, Inc., a Delaware corporation (the “Company”), under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”). The contents of Registration Statement on Form S-8, File No. 333-120257, as filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2004, and Registration Statement on Form S-8, File No. 333-131908, as filed with the Commission on February 16, 2006, are incorporated by reference herein. After giving effect to this Registration Statement, an aggregate of 7,071,372 shares of the Registrant’s common stock have been registered for issuance under the Plan. Pursuant to the terms of the Plan, on January 1, 2007, the number of shares of common stock to be issued by the Company under the Plan increased by an amount equal to the lesser of 1,200,000 shares or 3% of the shares outstanding as of that date.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees participating in the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows the Company to "incorporate by reference" the information the Company files with it, which means the Company can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that the Company files with the Commission automatically updates and supersedes more dated information. The Company has previously filed the following documents with the Commission and is incorporating them by reference into this prospectus:

•	The Annual Report on Form 10-K for the year ended December 31, 2006 filed by the Company on February 16, 2007;

•	Current Reports on Form 8-K filed by the Company on January 3, 2007, January 12, 2007 and February 1, 2007; and

•	The description of the Company’s common stock contained in the Registration Statement on Form 8-A dated June 9, 2004, filed pursuant to Section 12 of the Securities Exchange Act of 1934.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to filing a post-effective amendment that indicates all the shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this Registration Statement from the date of filing of those documents. The information contained in any such documents will automatically update and supercede any information previously incorporated by reference into this Registration Statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.2	Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.3	Registration Statement on Form 8-A dated June 9, 2004, filed pursuant to Section 12 of the Securities Exchange Act of 1934.

4.4	WellCare Health Plans, Inc. 2004 Equity Incentive Plan incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.5
Form of Non-Qualified Stock Option Agreement under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.6
Form of Incentive Stock Option Agreement under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.7
Form of Restricted Stock Award Agreement under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 17, 2005.

5.1	Opinion of Hogan & Hartson, LLP regarding legality (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Hogan & Hartson, LLP (included in Exhibit 5 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 16th day of February, 2007.

WELLCARE HEALTH PLANS, INC.
By: /s/ Todd S. Farha Todd S. Farha Chairman, President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints each of Todd S. Farha and Thaddeus Bereday, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of February 16, 2007 in the capacities indicated.

Signature	Title
/s/ Todd S. Farha Todd S. Farha	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ Paul Behrens Paul Behrens	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Regina Herzlinger Regina Herzlinger	Director
/s/ Kevin Hickey Kevin Hickey	Director
/s/ Alif Hourani Alif Hourani	Director

/s/ Ruben Jose King-Shaw, Jr. Ruben Jose King-Shaw, Jr.	Director
/s/ Christian Michalik Christian Michalik	Director
/s/ Jane Swift Jane Swift	Director
/s/ Neal Moszkowski Neal Moszkowski	Director

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.2	Amended and Restated By-laws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.3	Registration Statement on Form 8-A dated June 9, 2004, filed pursuant to Section 12 of the Securities Exchange Act of 1934.

4.4	WellCare Health Plans, Inc. 2004 Equity Incentive Plan incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.5
Form of Non-Qualified Stock Option Agreement under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, incorporated by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.6
Form of Incentive Stock Option Agreement under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, incorporated by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

4.7
Form of Restricted Stock Award Agreement under the WellCare Health Plans, Inc. 2004 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 17, 2005.

5.1	Opinion of Hogan & Hartson, LLP regarding legality (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Hogan & Hartson, LLP (included in Exhibit 5 hereto).